Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)
Bally Total Fitness Holding Corporation
(Issuer with respect to the Securities)

Delaware	36-3228107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue
Chicago, Illinois	60631
(Address of Principal Executive Offices)	(Zip Code)
12-3/8% Senior Second Lien Notes due 2011
(Title of the Indenture Securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Item 3. not applicable
Item 4. TRUSTEESHIPS UNDER OTHER INDENTURES.
U. S. Bank currently acts as indenture trustee under that certain Indenture dated as of July 2, 2003 as amended (the “Existing Indenture”), by and among U. S. Bank as Trustee, Bally Total Fitness Holding Corporation as Issuer and the subsidiary guarantors identified on Schedule A thereto (the“Guarantors”) for the Issuer’s 10 1/2% Senior Notes due 2011 in the outstanding principal amount of $235,000,000 (the Existing Notes”). One or more Events of Default exist under the terms of the Existing Indenture at this time, including the failure of the Issuer and the guarantors to pay the semi-annual installment of interest due on July 16, 2007. This T-1 Application relates to a new indenture(s) that the Issuer would only enter into following approval of a pre-packaged Chapter 11 Plan of Reorganization. The new Indenture that is the subject of this T-1 Application would not go into effect and no notes would be issued thereunder unless and until the Issuer and the Guarantors confirm the contemplated Chapter 11 Plan in its bankruptcy case which was filed with the Bankruptcy Court for the Southern District of New York on July 31, 2007. That Chapter 11 Plan through the new indentures would replace all indebtedness evidenced by the Existing Notes issued under the Existing Indenture with new notes and discharge the Existing Indenture before the new indentures go into effect, thereby eliminating any “conflicting interest” that could otherwise have arisen within the meaning of Section 310 (b) of the Trust Indenture Act. Under the contemplated Chapter 11 Plan the Issuers and Guarantors would enter into the following indenture, for which U. S. Bank would act as indenture trustee :
(1) Indenture, to be dated as of the Effective Date, among Reorganized Bally, as issuer, certain Affiliated Debtors, as guarantors, and U.S. Bank, relating to the issuance of $247,337,500 aggregate principal amount of 12-3/8% Senior Secured Notes Due 2011 (the “New Senior Second Lien Notes” ) to the Holders of the 10-1/2% Senior Notes Due 2011.

Items 5-15 not applicable.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 21st of August, 2007.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock Raymond Haverstock Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: August 21, 2007

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock Raymond Haverstock Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2007
($000’s)

6/30/2007
Assets
Cash and Due From Depository Institutions	$6,570,622
Securities	38,972,163
Federal Funds	3,771,433
Loans & Lease Financing Receivables	144,255,624
Fixed Assets	2,389,792
Intangible Assets	12,181,700
Other Assets	12,884,541

Total Assets	$221,025,875

Liabilities
Deposits	$133,727,871
Fed Funds	11,750,444
Treasury Demand Notes	0
Trading Liabilities	241,301
Other Borrowed Money	38,213,977
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,434,860

Total Liabilities	$199,065,919

Equity
Minority Interest in Subsidiaries	$1,537,943
Common and Preferred Stock	18,200
Surplus	12,057,531
Undivided Profits	8,346,282

Total Equity Capital	$21,959,956

Total Liabilities and Equity Capital	$221,025,875

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Richard Prokosch Vice President
Date: August 21, 2007